Exhibit 1.2

GUARANTEE AND COLLATERAL AGREEMENT
dated as of
March 23, 2010
among
ENER1, INC,

the Subsidiaries of the Borrower
from time to time party hereto

and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Lender

[CS&M Ref. No. 5865-712]

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement

SECTION 1.02. Other Defined Terms

ARTICLE II

Guarantee

SECTION 2.01. Guarantee

SECTION 2.02. Guarantee of Payment

SECTION 2.03. No Limitations, Etc

SECTION 2.04. Reinstatement

SECTION 2.05. Agreement To Pay; Subrogation

SECTION 2.06. Information

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge

SECTION 3.02. Delivery of the Pledged Collateral

SECTION 3.03. Representations, Warranties and Covenants

SECTION 3.04. Registration in Nominee Name; Denominations

SECTION 3.05. Voting Rights; Dividends and Interest, Etc

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest

SECTION 4.02. Representations and Warranties

SECTION 4.03. Covenants

SECTION 4.04. Other Actions

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default

SECTION 5.02. Application of Proceeds

SECTION 5.03. Securities Act, Etc

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation

SECTION 6.02. Contribution and Subrogation

SECTION 6.03. Subordination

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices

SECTION 7.02. Security Interest Absolute

SECTION 7.03. Survival of Agreement

SECTION 7.04. Binding Effect; Several Agreement

SECTION 7.05. Successors and Assigns

SECTION 7.06. Lender’s Fees and Expenses; Indemnification

SECTION 7.07. Lender Appointed Attorney-in-Fact

SECTION 7.08. Applicable Law

SECTION 7.09. Waivers; Amendment

SECTION 7.10. WAIVER OF JURY TRIAL

SECTION 7.11. Severability

SECTION 7.12. Counterparts

SECTION 7.13. Headings

SECTION 7.14. Jurisdiction; Consent to Service of Process

SECTION 7.15. Termination or Release

SECTION 7.16. Additional Subsidiaries

SECTION 7.17. Right of Setoff

Schedules

Schedule I Schedule II	Subsidiary Guarantors Equity Interests
Exhibits

Exhibit A Exhibit B	Form of Supplement Form of Perfection Certificate

GUARANTEE AND COLLATERAL AGREEMENT dated as of March 23, 2010 (this “Agreement”), among ENER1, INC., a Florida corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as lender (the “Lender”).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of March 23, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Borrower and the Lender.

The Lender has agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligation of the Lender to extend credit to the Borrower is conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor (as defined in Article I). Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lender to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.03.

“Guarantors” shall mean (a) the Subsidiaries identified on Schedule I hereto as Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Guarantor after the Closing Date.

“Lender” shall have the meaning assigned to such term in the preamble.

“Loan Parties” shall mean the Borrower and the Guarantors.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to the Lender under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Lender to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Lender in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Lender for the Obligations or any of them, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Lender to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Lender may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Lender in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Lender as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Lender will not have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, the Borrower hereby assigns and pledges to the Lender, its successors and assigns, and hereby grants to the Lender, its successors and assigns, a security interest in, all of the Borrower’s right, title and interest in, to and under (a)(i) all of the Equity Interests in (x) EnerDel and (y) Think Holdings, in each case owned by the Borrower on the date hereof (including all such Equity Interests listed on Schedule II), (ii) any other Equity Interests in (x) EnerDel and (y) Think Holdings, in each case obtained in the future by the Borrower and (iii) the certificates representing all such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Stock”), (b) all other property that may be delivered to and held by the Lender pursuant to the terms of this Section 3.01, (c) subject to Section 3.05, all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clause (a) above, (d) subject to Section 3.05, all rights and privileges of the Borrower with respect to the securities and other property referred to in clauses (a), (b) and (c) above, and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Lender, its successors and assigns, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. (a)  The Borrower agrees promptly to deliver or cause to be delivered to the Lender any and all certificates, instruments or other documents representing or evidencing Pledged Securities.

(b) Upon delivery to the Lender, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer satisfactory to the Lender and duly executed in blank and by such other instruments and documents as the Lender may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Borrower and such other instruments or documents as the Lender may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Borrower represents, warrants and covenants to and with the Lender that:

(a) On the date hereof, the Pledged Stock consisting of capital stock of EnerDel constitutes 100% of the issued and outstanding shares of EnerDel;

(b) Schedule II correctly sets forth the percentage of the issued and outstanding             shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests required to be pledged hereunder;

(c) the Pledged Stock have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(d) except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement), the Borrower (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities, (ii) holds the Pledged Securities free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with the Credit Agreement, and (iv) subject to Section 3.05, will cause any and all Pledged Collateral, whether for value paid by the Borrower or otherwise, to be forthwith deposited with the Lender and pledged or assigned hereunder;

(e) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Lender of rights and remedies hereunder;

(f) the Borrower (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Lien created or permitted by the Loan Documents), however arising, of all persons whomsoever;

(g) no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(h) by virtue of the execution and delivery by the Borrower of this Agreement, when any Pledged Securities are delivered to the Lender in accordance with this Agreement, the Lender will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(i) the pledge effected hereby is effective to vest in the Lender the rights of the Lender in the Pledged Collateral as set forth herein and all action by the Borrower necessary or desirable to protect and perfect the Lien on the Pledged Collateral has been duly taken.

SECTION 3.04. Registration in Nominee Name; Denominations. The Lender shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Borrower, endorsed or assigned in blank or in favor of the Lender. The Borrower will promptly give to the Lender copies of any notices or other communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof. The Lender shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.05. Voting Rights; Dividends and Interest, Etc. (a)  Unless and until an Event of Default shall have occurred and be continuing and the Lender shall have given the Borrower notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Article VII of the Credit Agreement):

(i) The Borrower shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of the Lender under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Lender to exercise the same.

(ii) The Lender shall execute and deliver to the Borrower, or cause to be executed and delivered to the Borrower, all such proxies, powers of attorney and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) The Borrower shall be entitled to receive and retain any and all dividends and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any noncash dividends or other distributions that would constitute Pledged Stock, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Borrower, shall not be commingled by the Borrower with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the Lender and shall be forthwith delivered to the Lender in the same form as so received (with any necessary endorsement or instrument of assignment). This paragraph (iii) shall not apply to dividends between or among the Borrower, the Guarantors and any Subsidiaries only of property subject to a perfected security interest under this Agreement; provided that the Borrower notifies the Lender in writing, specifically referring to this Section 3.05 at the time of such dividend and takes any actions the Lender specifies to ensure the continuance of its perfected security interest in such property under this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Lender shall have notified (or shall be deemed to have notified pursuant to Section 3.05(a)) the Borrower of the suspension of its rights under paragraph (a)(iii) of this Section 3.05, then all rights of the Borrower to dividends or other distributions that the Borrower is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions. All dividends or other distributions received by the Borrower contrary to the provisions of this Section 3.05 shall be held in trust for the benefit of the Lender, shall be segregated from other property or funds of the Borrower and shall be forthwith delivered to the Lender upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Lender pursuant to the provisions of this paragraph (b) shall be retained by the Lender in an account to be established by the Lender upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Lender certificates to that effect, the Lender shall, promptly after all such Events of Default have been cured or waived, repay to the Borrower (without interest) all dividends or other distributions that the Borrower would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Lender shall have notified (or shall be deemed to have notified pursuant to Section 3.05(a)) the Borrower of the suspension of its rights under paragraph (a)(i) of this Section 3.05, then all rights of the Borrower to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Lender under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

(d) Any notice given by the Lender to the Borrower exercising its rights under paragraph (a) of this Section 3.05 (i) may be given by telephone if promptly confirmed in writing and (ii) may suspend the rights of the Borrower under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Lender in its sole and absolute discretion) and without waiving or otherwise affecting the Lender’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a)  As security for the payment or performance, as the case may be, in full of the Obligations, the Borrower hereby assigns and pledges to the Lender, its successors and assigns, and hereby grants to the Lender, its successors and assigns, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)	all Investment Property consisting of equity securities issued by (A) EnerDel and (B) Think Holdings; and

(ii)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

(b) The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether the Borrower is an organization, the type of organization, any organizational identification number issued to the Borrower and a description of the Article 9 Collateral. The Borrower agrees to provide such information to the Lender promptly upon request.

The Borrower also ratifies its authorization for the Lender to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) The Security Interest is granted as security only and shall not subject the Lender to, or in any way alter or modify, any obligation or liability of the Borrower with respect to or arising out of the Article 9 Collateral.

SECTION 4.02. Representations and Warranties. The Borrower represents and warrants to the Lender that:

(a) The Borrower has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Lender the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of the Borrower and (y) the jurisdiction of organization of the Borrower) is correct and complete as of the Closing Date. Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Lender based upon the information provided to the Lender in the Perfection Certificate for filing in each governmental, municipal or other office specified in Section 2 of the Perfection Certificate (or specified by notice from the Borrower to the Lender after the Closing Date in the case of filings, recordings or registrations required by Sections 5.06 or 5.11 of the Credit Agreement), which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Lender in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) The Security Interest constitutes (i) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement that have priority as a matter of law.

(d) The Article 9 Collateral is owned by the Borrower free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. The Borrower has not filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral or (ii)  any assignment in which the Borrower assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 4.03. Covenants. (a) The Borrower agrees promptly to notify the Lender in writing of any change in (i) its legal name, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization. The Borrower agrees promptly to provide the Lender with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral.

(b) The Borrower agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Borrower is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Lender may request, promptly to prepare and deliver to the Lender a duly certified schedule or schedules in form and detail satisfactory to the Lender showing the identity, amount and location of any and all Article 9 Collateral.

(c) The Borrower shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Lender in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(d) The Borrower agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Lender may from time to time reasonably request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements or other documents in connection herewith or therewith. If any amount payable to the Borrower under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Lender, duly endorsed in a manner satisfactory to the Lender.

(e) The Lender and such persons as the Lender may designate shall have the right, at the Borrower’s own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Borrower’s affairs with the officers of the Borrower and its independent accountants and to verify the existence, validity, amount, quantity, value, and status of, or any other matter relating to, the Article 9 Collateral.

(f) At its option, the Lender may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent the Borrower fails to do so as required by the Credit Agreement or this Agreement, and the Borrower agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing the Borrower from the performance of, or imposing any obligation on the Lender to cure or perform, any covenants or other promises of the Borrower with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g) The Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and the Borrower agrees to indemnify and hold harmless the Lender from and against any and all liability for such performance.

(h) The Borrower shall not make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except, in each case, as expressly permitted by Section 6.02 of the Credit Agreement. The Borrower shall not make or permit to be made any transfer of the Article 9 Collateral and the Borrower shall remain at all times in possession or otherwise in control of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement.

SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Lender to enforce, the Security Interest in the Article 9 Collateral, the Borrower agrees, at the Borrower’s expense, to take the following actions with respect to the Article 9 Collateral:

Except to the extent otherwise provided in Article III, if the Borrower shall at any time hold or acquire any certificated securities, the Borrower shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify. If any securities now or hereafter acquired by the Borrower are uncertificated and are issued to the Borrower or its nominee directly by the issuer thereof, the Borrower shall promptly notify the Lender thereof and, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause the issuer to agree to comply with instructions from the Lender as to such securities, without further consent of the Borrower or such nominee, or (ii) arrange for the Lender to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by the Borrower are held by the Borrower or its nominee through a Securities Intermediary or Commodity Intermediary, the Borrower shall promptly notify the Lender thereof and, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders from the Lender to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Lender to such Commodity Intermediary, in each case without further consent of the Borrower or such nominee, or (ii) in the case of Financial Assets (as governed by Article 8 of the New York UCC) or other Investment Property held through a Securities Intermediary, arrange for the Lender to become the Entitlement Holder with respect to such Investment Property, with the Borrower being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such Investment Property. The Lender agrees with the Borrower that the Lender shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Borrower, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this paragraph shall not apply to any Financial Assets credited to a Securities Account for which the Lender is the Securities Intermediary.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Borrower agrees to deliver each item of Collateral to the Lender on demand. Without limiting the generality of the foregoing, the Borrower agrees that the Lender shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate. The Lender shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Lender shall give the Borrower 10 days’ written notice (which the Borrower agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Lender’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine. The Lender shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Lender shall be free to carry out such sale pursuant to such agreement and the Borrower shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Lender shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Lender shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Lender in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Lender hereunder or under any other Loan Document on behalf of the Borrower and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of all other Obligations ;

THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Lender shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Lender (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Securities Act, Etc. In view of the position of the Borrower in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. The Borrower understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Lender if the Lender were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Lender in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. The Borrower recognizes that in light of such restrictions and limitations the Lender may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that in light of such restrictions and limitations, the Lender, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. The Borrower acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Lender shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Lender, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Lender sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

SECTION 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to the Lender, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Security Interest Absolute. All rights of the Lender hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitment has not expired or terminated.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Lender and a counterpart hereof shall have been executed on behalf of the Lender, and thereafter shall be binding upon such Loan Party and the Lender and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party and the Lender and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Lender’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Lender shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 8.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Loan Party jointly and severally agrees to indemnify the Lender and the other indemnitees against, and hold each indemnitee harmless from, any and all losses, claims, damages, liabilities, and related out of pocket expenses, including the fees, charges and disbursements of any counsel for any indemnitee, incurred by or asserted against any indemnitee arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any indemnitee is a party thereto or whether initiated by a third party or by a Loan Party or any Affiliate thereof; provided, however, that such indemnity shall not, as to any indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such indemnitee. To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives any claim against any indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender. All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.06(a) of the Credit Agreement.

SECTION 7.07. Lender Appointed Attorney-in-Fact. Each Loan Party hereby appoints the Lender as the attorney-in-fact of such Loan Party for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Lender’s name or in the name of the Borrower (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Lender were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Lender shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither it nor its officers, directors, employees or agents shall be responsible to any Loan Party for any act or failure to act hereunder, except for its own gross negligence, wilful misconduct or bad faith.

SECTION 7.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Lender and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 8.08 of the Credit Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 7.14. Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of the Lender to serve process in any other manner permitted by law.

SECTION 7.15. Termination or Release. (a) This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lender has no further commitment to lend under the Credit Agreement.

(b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary.

(c) Upon any sale or other transfer by the Borrower of any Collateral that is permitted under the Credit Agreement, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 8.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Lender shall promptly execute and deliver to the Borrower, at the Borrower’s expense, all Uniform Commercial Code termination statements and similar documents that the Borrower shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Lender. Without limiting the provisions of Section 7.06, the Borrower shall reimburse the Lender upon demand for all costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.15.

SECTION 7.16. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 5.11 of the Credit Agreement shall enter into this Agreement as a Guarantor upon becoming such a Subsidiary. Upon execution and delivery by the Lender and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.17. Right of Setoff. If an Event of Default shall have occurred and is continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by the Lender to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party or hereafter existing under this Agreement and the other Loan Documents held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of the Lender under this Section 7.17 are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ENER1, INC.,
by
Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,
by
Name:
Title:

ENERDEL, INC.,
by
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender,
by
Name:
Title:

by
Name:
Title:

SUBSIDIARY GUARANTORS

EnerDel, Inc.

EnerFuel, Inc.

NanoEner, Inc.

Ener1 Battery Company

EQUITY INTERESTS

			Number and
	Number of	Registered	Class of	Percentage
Issuer	Certificate	Owner	Equity Interest	of Equity Interests
EnerDel, Inc.	6	Ener1, Inc.	400 shares of Common Stock	100%
Think Holdings AS	N/A	Ener1, Inc.	12,636,059 shares of Series B Preferred Stock	34.54%

SUPPLEMENT NO. [?] (this “Supplement”) dated as of [?], 2010 to the Guarantee and Collateral Agreement dated as of March 23, 2010 (the “Guarantee and Collateral Agreement”), among ENER1, INC., a Florida corporation (the “Borrower”), each Subsidiary of the Borrower from time to time party thereto (each such Subsidiary individually a “Guarantor” and collectively, the “Guarantors”; the Guarantors and the Borrower are referred to collectively herein as the “Loan Parties”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender (in such capacity, the “Lender”).

A. Reference is made to the Credit Agreement dated as of March 23, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Borrower and the Lender.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C. The Loan Parties have entered into the Guarantee and Collateral Agreement in order to induce the Lender to make Loans. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee and Collateral Agreement in order to induce the Lender to make additional Loans and as consideration for Loans previously made.

Accordingly, the Lender and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Lender that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Lender shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Lender. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 8.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 8.01 of the Credit Agreement.

SECTION 8. The New Subsidiary agrees to reimburse the Lender for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Lender.

IN WITNESS WHEREOF, the New Subsidiary and the Lender have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],
by
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender,
by
Name:
Title:

by
Name:
Title:

FORM OF PERFECTION CERTIFICATE